UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
February 11, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 16, 2011, Local.com Corporation (the “Registrant”) issued a press release announcing it had entered into an Asset Purchase Agreement (the “Agreement”) dated February 11, 2011 with DigitalPost Interactive, Inc., a Nevada corporation, (“DGLP”) and its wholly-owned subsidiary, Rovion, Inc., a Delaware corporation (“Rovion”), pursuant to which the Registrant will acquire substantially all of the assets of Rovion. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Agreement is attached hereto as Exhibit 10.1. The assets to be acquired include:
•	A rich media advertising platform, which allows for the sale, creation, delivery and tracking of animated and video-based ads for both national and local advertisers, including “In-Person” the online video spokesperson, as well as virtually all other forms of rich media advertisements;

•	A rich media advertising toolset, known as the Rovion Ad Management Platform (“RAMP”), targeted to local media publishers and medium to small ad agencies, which allows for self-service rich media ad creation by professional media developers and novices alike, and subsequently enables the delivery, tracking and reporting of all ad activity through the RAMP control panel;

•	A workflow/tracking toolset that facilitates the schedules and tracking of In-Person ad requests, scheduling of actors and studios and the approval of scripts; and

•	Two professional quality green-screen studios and the maintenance of a network of relationships for access to additional professional quality green-screen studios throughout the United States.
Under the terms of the Agreement, the transaction contemplated under the Agreement will be completed upon the satisfaction of certain closing conditions, including the receipt by DGLP of the affirmative vote of at least a majority of the stockholders of DGLP in favor of the Agreement and the transactions contemplated thereby. DGLP intends to file a proxy soliciting the approval by holders of a majority of its outstanding common stocks of the Agreement and the transaction contemplated thereby. Assuming all closing conditions are met, at the closing of the transaction DGLP shall receive $1.5 million in cash of which $400,000 will be held in escrow (as further described below). DGLP may receive up to an additional $7.0 million upon the Rovion Business (the “Business”) achieving certain milestones and certain operating performance thresholds during the three year period following the closing date, all as more particularly described in the Agreement (the “Earnout”). $1 million of the Earnout will be paid in cash if the necessary milestones and operating performance thresholds are met in the first year and the other $6 million of the Earnout may be paid in any combination of cash and Local.com Corporation common stock as the Registrant determines, provided the necessary milestones and operating performance thresholds associated with that portion of the Earnout are achieved over the three year period following the closing. Any shares of Local.com Corporation common stock issued in the transaction will not be registered under the Securities Act, relying instead on an exemption from registration. The cash portion of the transaction will be funded from Local.com’s cash from operating activities. Allocation of the purchase price will be determined based on a fair market valuation of the assets acquired. Except for liabilities arising from certain contracts to be assumed by the Registrant from and after the closing of the transaction and approximately $214,000 of accounts payable related to Rovion, no other liabilities will be assumed by the Registrant in connection with the transaction.
As a closing condition in the Agreement, the Registrant will also enter into employment agreements with five DGLP and Rovion employees, including Michael Sawtell, current Chief Executive Officer and Chairman of the Board of DGLP, pursuant to which Mr. Sawtell will become the Registrant’s Senior Vice President and General Manager of its Sales and Ad Services Business Unit, Steven Dong, current Chief Financial Officer and a director of DGLP, pursuant to which Mr. Dong will become the Registrant’s Vice President of Finance, Brian Goss, current Chief Technology Officer and a director of DGLP, as well as President of Rovion, pursuant to which Mr. Goss will become Senior Director, Product & Technology of the Registrant, David Arslanian, current Chief Operating Officer of DGLP and Treasurer of Rovion, pursuant to which Mr. Arslanian will become Senior Director, Business Development of the Registrant, and David Simon, current President and Chief Marketing Officer of DGLP, pursuant to which Mr. Simon will become Vice President, Rovion of the Registrant. The DGLP and Rovion employees receiving an employment agreement with the Registrant in connection with the transactions contemplated by the Agreement will be eligible to receive performance based retention bonuses up to a total of $1.5 Million, which may be earned over the two (2) year period following the closing date of the Agreement, in addition to salary, bonus and benefits that will become payable to them commensurate with their position at the Registrant.

The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive after the closing date. The representations and warranties of DGLP and Rovion are qualified by information contained in confidential disclosure schedules that DGLP and Rovion provided to the Registrant in connection with the execution of the Agreement. Although certain of the information contained in the disclosure schedules may be non-public, the Registrant does not believe that this information is required to be publicly disclosed under the Federal securities laws. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws or were used for the purpose of allocating risk between the Registrant and DGLP and Rovion, rather than establishing matters as facts. Finally, information concerning the subject matter of these representations and warranties may change by the closing date. Accordingly, you should not rely on these representations and warranties as statements of fact.
The Agreement also contains certain other covenants and agreements. For example, DGLP and Rovion will provide certain non-competition, non-disclosure, non-solicitation, and non-disparagement covenants from and after the closing of the contemplated transactions with respect to the Business in favor of the Registrant.
DGLP and Rovion agreed to defend, indemnify and hold harmless the Registrant and its employees, directors, representatives, subsidiaries and shareholders (the “Registrant Indemnitees”), and any third party claiming by or through any of the Registrant Indemnitees, from and against any and all losses arising out of or resulting from (i) any breach of any representation or warranty made by DGLP or Rovion in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of DGLP or Rovion in the Agreement or certain of the closing documents, (iii) any litigation pending against DGLP or Rovion as of the closing date of the transaction, and (iv) any retained liabilities, as such term is defined in the Agreement. The indemnification obligations of DGLP and Rovion are subject to a cap equal to the aggregate of $400,000 (to be held in escrow as discussed further below) and the Earnout amounts.
The Registrant agreed to defend, indemnify and hold harmless DGLP and Rovion and its employees, managers, representatives and members (the “DGLP Indemnitees”), and any third party claiming by or through any of the DGLP Indemnitees, from and against any and all losses arising out of or resulting from (i) any breach of any representation or warranty made by Registrant in the Agreement or certain of the closing documents, and (ii) any breach of any covenant or obligation of Registrant in the Agreement or certain of the closing documents.
The Registrant and DGLP and Rovion also agreed to establish an escrow account in connection with completing the transaction. $400,000 will be held back in an escrow account (the “Escrow Fund”) to secure the Registrant’s rights to seek indemnification under the Agreement. The Escrow Fund terminates no later than nineteen (19) months after the closing date of the Agreement. The Registrant and DGLP have entered into a separate agreement with respect to the Escrow Fund with Square 1 Bank (as escrow agent). The escrow agreement will not contain any obligations, rights or other provisions that are material to the Registrant.
The transaction was accomplished through arms-length negotiations between the Registrant’s management and the management of DGLP and Rovion. The Registrant has previously had contractual relationships with DGLP and Rovion for the provision of certain development services. Additionally, the Registrant loaned DGLP $100,000 on each of January 11, 2011 and February 10, 2011, which amounts will be repaid by DGLP, if at all, from the proceeds of the Earnout, except for up to $400,000 of the Earnout which is not subject to the debt recovery provision set forth in the Agreement. Our chairman and chief executive officer, Heath Clarke, has served on the Advisory Board of DGLP since August 2006. Norman K. Farra, Jr., a member of our Board of Directors, served on the Advisory Board of DGLP from September 2007 to February 2010 and has previously provided financial advisory services to DGLP, as recently as February 2010. Mr. Clarke owns 175,395 shares of common stock of DGLP, has options to purchase 169,194 shares of DGLP common stock at an exercise price of $0.133 per share and 225,592 shares of DGLP common stock at an exercise price of $0.089 per share. Mr. Farra owns 181,000 shares of common stock of DGLP, has warrants to purchase 1,500,000 shares of common stock of DGLP at a strike price of $0.05 per share and warrants to purchase 181,000 shares of common stock of DGLP at a strike price of $0.055 per share. Mr. Sawtell previously served as the president and chief operations officer of the Registrant from March 2000 to March 2005.

FORWARD-LOOKING STATEMENTS
The discussion above includes forward-looking statements, which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. More information about factors that potentially could affect Registrant’s actual results is included in Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K/A for the year ended December 31, 2009, its quarterly reports on Form 10-Q and Form 10-Q/A and other subsequent filings. Additionally, certain of the Earnout milestones and operating performance thresholds should be considered forward-looking statements and not indicative of the actual results the Registrant anticipates the Business will achieve.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated February 11, 2011.

Exhibit 99.1	Press release of Registrant dated February 16, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: February 16, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated February 11, 2011.

99.1	Press release of Registrant dated February 16, 2011.